UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported): September 24, 1997


                            SCHICK TECHNOLOGIES, INC.

             (Exact Name of Registrant as Specified in its Charter)


State of Delaware                   000-22673                11-3374812
(State or other jurisdiction        (Commission              (IRS Employer
of incorporation)                   File Number)             Identification No.)


                                31-00 47th Avenue
                        Long Island City, New York 11101

               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (718) 937-5765





                       (Former Name or Former Address, if
                           Changed Since Last Report)



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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On September 24, 1997, Schick X-Ray Corporation ("Schick X-Ray", at the time of the asset acquisition, Schick X-Ray was known as DisCovery X-Ray Corporation), a wholly-owned subsidiary of Schick Technologies, Inc. (the
"Company"), acquired certain assets of Keystone Dental X-Ray, Inc. (the "Seller"), a manufacturer of x-ray equipment for the medical and dental radiology fields and a provider of repair maintenance and warranty service for such equipment. The acquisition price of $1.45 million was funded with cash proceeds from the Company's initial public offering, which was completed in July 1997.

     The acquired assets include rights to the Seller's x-ray tube technology (including patent technology therefor) and related operating assets including equipment, tooling and inventory. Such assets were used by the Seller to manufacture x-ray tubes. The Company expects to utilize the acquired assets primarily to provide a reliable and cost effective source of x-ray tube components for its accuDEXA(TM) bone mineral density assessment device. (This device is scheduled to be released shortly, following anticipated FDA 510(k) pre-market clearance.) Additionally, the Company plans to sell a digitally optimized version of the Seller's Intrex 60/70, an advanced, FDA approved x-ray generator device, to dentists.

     In negotiating the price to be paid for the assets, the Company considered the Seller's low cost, high stability x-ray technology which is expected to enable the Company to accelerate production and lower manufacturing costs of certain of the Company's products which utilize such technology.

     A copy of the Asset Purchase Agreement date September 24, 1997 relating to the transaction is being filed as an exhibit hereto.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


     The Company has requested a waiver from filing financial statements and pro forma financial information which would otherwise be required. To the extent the waiver is not granted, such information will be filed as an amendment to this report within sixty (60) days after the filing hereof.

          (c) Exhibits

                    10.1 Asset Purchase Agreement dated September 24, 1997 among Keystone Dental X-Ray, Inc., DisCovery X-Ray Corporation and Imaging Sciences, Inc.

This Report on Form 8-K contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Actual results, events and circumstances could differ materially from those set forth in such statements due to various factors. Such factors include the changing economic and competitive conditions in the dental digital radiography market, regulatory approvals, including approvals related to accuDEXA(TM), technological developments and other risks and uncertainties, including those detailed in the Company's other filings with the Securities and Exchange Commission.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SCHICK TECHNOLOGIES, INC.




Date:  October 9, 1997              By: /s/  DAVID B. SCHICK
                                        -------------------------------------
                                        David B. Schick
                                        President and Chief Executive Officer



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                                  EXHIBIT INDEX

Exhibit
No.               Description

10.1 Asset Purchase Agreement dated September 24, 1997 between Keystone Dental X-Ray, Inc., DisCovery X-Ray Corporation and Imaging Sciences, Inc.